UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(September 9, 2019)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 9, 2019, the Board of Directors of Sanmina Corporation (the “Company”) appointed Krish Prabhu, 65, as a member of the Board of Directors of the Company. Mr. Prabhu has been an independent technology consultant since retiring from AT&T, a telecommunications service provider, in September 2016, where he had served as Chief Technology Officer and President of AT&T Labs since June 2011. Prior to that time, he held senior management positions at Tellabs, Inc., a telecommunications equipment provider, as President and Chief Executive Officer, from 2004 until 2008, and at Alcatel, also a telecommunications equipment provider, between 1991 and 2001. Mr. Prabhu was also a venture partner at Morganthaler Ventures between 2001 and 2004. Mr. Prabhu currently serves on the boards of several private companies and served on the board of Altera Corporation between 2007 and 2015.

Mr. Prabhu was also appointed as a member of the Compensation Committee of the Board.

Mr. Prabhu will receive the standard Board member compensation for 2019.

The press release announcing Mr. Prabhu’s appointment is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on September 10, 2019

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ David Anderson
David Anderson
Executive Vice President and Chief Financial Officer

Date: September 10, 2019

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